EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pegasus Tel. Inc. (the "Company") on Form 10-Q/A for the six months ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony Dibiase, President and Chief Executive Officer, of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 12, 2011	By: ANTHONY DIBIASE
Name: Anthony Dibiase Title: President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pegasus Tel. Inc. (the "Company") on Form 10-Q/A for the six months ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony Dibiase, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 12, 2011	By: ANTHONY DIBIASE
Name: Anthony Dibiase Title: Chief Financial Officer (Principal Financial Officer)